Exhibit 10.6

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.

Volume Discount Addendum

This Volume Discount Addendum to the Purchase Agreement (the “Addendum”) is effective as of January 1, 2011 (the “Addendum Effective Date”), by and between diaDexus, Inc. (“diaDexus”), and Health Diagnostics Laboratory located at 737 N. 5th Street, Richmond, VA 23219 and any or all of its subsidiaries or affiliates (“Lab”).

WHEREAS, Lab and diaDexus are parties to that certain Purchase Agreement dated January 1, 2011 (the “Agreement);

WHEREAS, the parties desire to amend such Agreement (i) to make Product available to Lab through diaDexus’ distributor and (ii) to make a limited term volume discount available to Lab for Lab reaching [*] volume thresholds [*].

NOW THEREFORE, in consideration of the agreements, mutual representations and covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.	Definitions. All capitalized terms not defined herein shall have the meaning assigned to them in the Agreement.

2.	Addendum Term. This Addendum begins on the Effective Date and terminates on December 31, 2011 (the “Addendum Term”).

3.	Product Supply. For the duration of this Addendum Term, Lab shall order Products from diaDexus’ distributor, [*] at the prices set forth in the Agreement.

4.	Program. Beginning January 1, 2011 Lab shall be eligible to receive special Product pricing and subsequent pricing discounts upon reaching certain [*]. Upon reaching the specific volume tiers as outlined in the section “HDL 2011 Volume Discount Addendum” of Exhibit A, [*] shall sell Lab Products at the discount as set forth in same section of Exhibit A (the “Program”). [*] As an example and for clarification purposes only: if Lab [*], [*] shall invoice Lab for [*]. [*] shall continue to sell Products to Lab [*]. Exhibit A outlines Lab’s Purchase Agreement pricing and prices of Products in discount volume tiers under the Program.

5.	Reimbursement Review. In consideration of diaDexus offering the Program to Lab, Lab and diaDexus shall review Lab’s net reimbursement for resolved claims (“Net Reimbursement”) [*].

a.	By [*] Lab shall issue [*] reports to diaDexus on Lab’s Net Reimbursement [*]. Such reports shall only include Net Reimbursement for [*] and shall be broken out by payor.

b.	By [*] Lab shall issue [*] reports to diaDexus on Lab’s Net Reimbursement [*]. Such reports shall only include Net Reimbursement for [*] and shall be broken out by payor.

6.	Program Term. The Program shall begin on the Effective Date and terminate [*].

7.	Entire Agreement. In the event of any conflict between the terms and conditions of this Addendum and the Agreement, the terms and conditions of this Addendum shall control. Except as otherwise provided in the Addendum, the parties agree that all provisions of the Agreement are hereby ratified and agreed to be in full force and effect and are incorporated herein by reference. This Addendum and the Agreement (as amended hereby), including without limitation all addenda, contain the entire agreement among the parties relating to the subject matter herein and all prior proposals, discussions and writings by and among the parties and relating to the subject matter herein, whether written or oral, are superseded hereby and thereby. None of the terms of this Addendum shall be deemed to be amended unless such amendment is in writing, signed by all parties hereto, and recites specifically that it is an amendment to the terms of this Addendum.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Addendum to be executed by their fully authorized representatives.

diaDexus, Inc.:	Health Diagnostics Laboratory:

By: /s/ Patrick Plewman	By: /s/ Tonya Mallory
Name: Patrick Plewman	Name: Tonya Mallory
Title: President and CEO	Title: President and CEO

Date: 2/16/11	Date: 2/17/11

EXHIBIT A

Products Available to Lab and Pricing

[*]

[*] Certain information in this document has been omitted and filed separately with the Securities and Exchange Commission. Confidential treatment has been requested with respect to the omitted portions.